IMAX CORPORATION

Exhibit 23

February 23, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in (i) the Registration Statements on Form S-8 (No. 333-2076; No. 333-5720; No. 333-30970; No. 333-44412; No. 333-155262, No. 333-165400), (ii) the Post-Effective Amendment No. 1 to Form S-8 (No. 333-5720) as amended, and (iii) the Registration Statements on Form S-3 (No. 333-157300, No. 333-171823) of IMAX Corporation of our report dated February 23, 2012, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants, Licensed Public Accountants

PricewaterhouseCoopers LLP, Chartered Accountants

PwC tower, Suite 2600, 18 York St., Toronto, ON, Canada M5j0B2

T: +1 416 863 1133, F: +1 416 365 8178, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers, LLP, an Ontario limited liability partnership.